UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 17, 2009 (April 17, 2009)
Date of report (Date of earliest event reported)
ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania	15601-1689
(Address of principal executive of offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 837-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On April 17, 2009 the Pennsylvania Public Utility Commission approved the results of an auction (the “April 2009 Auction”) conducted by West Penn Power Company, a subsidiary of Allegheny Energy, Inc. (“AYE”), to purchase power for its residential customers in Pennsylvania for 2011 and beyond. A copy of AYE’s press release announcing the results of the April 2009 Auction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The contracts awarded in the April 2009 Auction represent approximately 2 million megawatt-hours (“MWH”) of generation supply. These 17-month and 29-month contracts have an average weighted retail generation supply price of $72.80 per MWH.
     Allegheny Energy Supply Company, LLC (“Allegheny Supply”), a wholly-owned subsidiary of AYE, was awarded contracts to deliver a total of approximately 650,000 MWH over a 17-month period beginning January 1, 2011. After excluding gross receipts taxes and line losses, and net of other adjustments required to make a meaningful comparison between years, AYE estimates that the contracts won by Allegheny Supply will result in an increased 2011 margin of approximately $10 per MWH (pre-tax) compared to the 2010 Pennsylvania generation rate of $52.50 per MWH. AYE estimates that at the time bids were submitted for this auction, the round-the-clock, energy-only price at the PJM Western Hub for the 17-month period was approximately $55 per MWH.
     The foregoing discussion includes forward-looking statements that involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations.
     The information contained in Item 7.01 of this Current Report on Form 8-K (including the press release) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K (including the press release) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: April 17, 2009	By:	/s/ Kirk R. Oliver

	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Allegheny Energy, Inc. on April 17, 2009.